UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 21, 2001


                        MERISTAR HOSPITALITY CORPORATION
             (Exact name of registrant as specified in its charter)


         MARYLAND                       1-11903                 75-2648842
(State or other jurisdiction       (Commission File           (IRS Employer
of incorporation)                       Number)           Identification Number)


                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (202) 295-1000

ITEM 5.  OTHER EVENTS

MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("MeriStar OP"), FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor") and FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor OP"), entered into an Agreement and Plan of Merger, dated as of May 9, 2001 (the " Merger Agreement"). On August 16, 2001, MeriStar, MeriStar OP, FelCor and FelCor OP entered into a First Amendment (the "First Amendment") to the Merger Agreement and added FelCor Mergesub, L.L.C., a Delaware limited liability company ("FelCor Mergesub"), as a party to the Merger Agreement. MeriStar, MeriStar OP, FelCor, FelCor OP and FelCor Mergesub have agreed to terminate the Merger Agreement and their merger plans in accordance with the terms of a Termination Agreement dated September 21, 2001 (the "Termination Agreement"), which is attached to this report as Exhibit 2.1. FelCor and MeriStar have issued a press release dated as of September 21, 2001 relating to the Termination Agreement, which is attached to this report as
Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

                  EXHIBIT           DESCRIPTION
                  -------           -----------


                  2.1 Termination Agreement, dated as of September 21, 2001, among MeriStar, MeriStar OP, FelCor, FelCor OP and FelCor Mergesub.

                  99.1 Press release, dated as of September 21, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 21, 2001

                                   MERISTAR HOSPITALITY CORPORATION


                                   By:  /s/ Christopher L. Bennett
                                        ---------------------------------------
                                        Christopher L. Bennett
                                        Vice President, Legal and Secretary

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION
-------                    -----------

2.1 Termination Agreement, dated as of September 21, 2001, among MeriStar, MeriStar OP, FelCor, FelCor OP and FelCor Mergesub.

99.1                       Press release, dated as of September 21, 2001.